AMENDMENT TO THE
                       TRANSFER AGENCY SERVICES AGREEMENT


     The Transfer Agency Services Agreement by and between PFPC Inc. and E*TRADE Funds ("Trust"), on behalf of the Funds, dated as of December 29, 1998, as amended from time to time, is hereby further amended as follows:

     1. Effective upon the liquidation date for the E*TRADE Extended Market Index Fund ("Extended Market Fund") and the E*TRADE Global Titans Index Fund ("Global Titans Fund"), the Extended Market Fund and the Global Titans Fund are hereby removed from Exhibit A.

     2. The E*TRADE E-Commerce Index Fund ("E-Commerce Fund") is hereby removed from Exhibit A effective upon the earlier of either (a) the reorganization of E-Commerce Fund with and into the E*TRADE Technology Index Fund, if such reorganization is approved by shareholders of the E-Commerce Fund; or (b) if the reorganization is not approved by shareholders, upon the liquidation of the E-Commerce Fund, which is expected to occur prior to December 31, 2001.

     3. Upon the effective date of the reorganization or the liquidation of the E-Commerce Fund, which is expected to occur before December 31, 2001, Exhibit A is hereby amended and substituted with the attached Exhibit A.

     4. Upon the effective date of the conversion of the E*TRADE Bond Index Fund ("Bond Fund") to an actively managed fund, Exhibit A is hereby amended so that the name of the Bond Fund in Exhibit A is changed to "E*TRADE Bond Fund." If the conversion of the Bond Fund to an actively managed fund is not approved by shareholders, upon the effective date of the liquidation of the Bond Fund, Exhibit A is hereby modified and amended to remove that fund from Exhibit A.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Transfer Agency Services Agreement to be executed by their respective officers, thereunto duly authorized, as of ________, 2001.

E*TRADE FUNDS                             PFPC INC.



By:                                       By:
    -----------------------------              -----------------------------
    Name:                                      Name:
    Title:                                     Title:

                                    EXHIBIT A

                                   PORTFOLIOS

                        E*TRADE Asset Allocation Fund*
                        E*TRADE Bond Index Fund**
                        E*TRADE Financial Sector Index Fund
                        E*TRADE International Index Fund
                        E*TRADE Premier Money Market Fund
                        E*TRADE Russell 2000 Index Fund
                        E*TRADE S&P 500 Index Fund
                        E*TRADE Technology Index Fund

     * The Asset Based Fee Schedule agreed to in the compensation letter agreement dated August 12, 1999, between PFPC and the Trust, is not charged for this Portfolio.

     ** The name of this fund will be changed to the "E*TRADE Bond Fund" if the conversion of the fund to an actively managed fund is approved by shareholders.